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                                                                    Exhibit 23.2

                         Independent Auditors' Consent


The Board of Directors
TierOne Bank:

We consent to the use of our report included herein and the reference to our firm under the heading "Experts" in the prospectus.

Our report, dated February 11, 2002, except for note 18 which is April 2, 2002, refers to the adoption of Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of FASB Statement No. 133 in 2000.

                                  /s/ KPMG LLP

Lincoln, Nebraska
April 5, 2002

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                         Independent Auditors' Consent

The Board of Directors
TierOne Bank:

We consent to the use of our report on the financial statements of the First Federal Lincoln Bank Savings Plan included herein in the savings plan prospectus supplement.

                                   /s/ KPMG LLP

Lincoln, Nebraska
April 5, 2002